1,000,000 Units

                              WESTOWER CORPORATION

                             Each Unit Consisting of
                          One share of Common Stock and
                  One Redeemable Common Stock Purchase Warrant


                                                                         , 1997


                          AGREEMENT AMONG UNDERWRITERS


NATIONAL SECURITIES CORPORATION.
875 North Michigan Avenue
Suite 1560
Chicago, Illinois 60611

Dear Sirs:

         1. Underwriting Agreement. We understand that Westower Corporation., a Washington corporation (the "Company"), and certain Shareholders of the Company (the "Selling Shareholders"), propose to enter into an underwriting agreement (the "Underwriting Agreement"), with you as managing underwriter ("Managing Underwriter") and other prospective underwriters, including ourselves, acting severally and not jointly, providing for (a) the purchase by the Underwriters (as defined in Section 3 hereof) of 1,000,000 Units, each Unit consisting of one share of Common Stock, $.01 par value, of the Company ("Common Stock"), and one redeemable common stock purchase warrant (individually, a "Redeemable Warrant"), each of which entitles the holder thereof to purchase one share of Common Stock at a price of $9.00 (such Units, together with (A) the shares of Common Stock and Redeemable Common Stock Purchase Warrants comprising such Units and (B) the shares of Common Stock issuable upon exercise of such Redeemable Common Stock Purchase Warrants, are collectively referred to herein as the "Underwritten Securities") and (b) the grant by the Company and the Selling Stockholder to the Underwriters, as provided in Section 2(b) of the Underwriting Agreement, of an option to purchase from the Company and the Selling Stockholder up to an aggregate of 150,000 additional Units (such additional Units, together with (A) the shares of Common Stock and Redeemable Common Stock Purchase Warrants
comprising such additional Units and (B) the shares of Common Stock issuable upon exercise of such Redeemable Common Stock Purchase Warrants, are collectively referred to herein as the "Option Securities") solely for the purpose of covering over-allotments in the sale of the Underwritten Securities; in each case, upon the conditions stated in the Underwriting Agreement, in which we agree, in accordance with the terms thereof and subject to adjustment pursuant to Section 9 thereof, to purchase the number of Units included within the Underwritten Securities set forth opposite our names in Schedule I thereof and our pro rata portion of the number of Units included within the Option Securities, determined in accordance with Section 2(b) of the Underwriting Agreement, with respect to which the over-allotment option is exercised. The Underwritten Securities and the Option Securities are hereinafter referred to as the "Securities" and the Units included therein are hereinafter referred to as the "Registered Units."

    2. Registration Statement and Prospectus. The Securities are more particularly described in the registration statement relating thereto filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Amendments to such registration statement have been or may be filed, in which, with our consent hereby confirmed, we have been or will be named as one of the Underwriters of the Securities. Copies of the registration statement and the related preliminary prospectus have heretofore been delivered to us, and we confirm that they are correct insofar as they relate to us. You are authorized to approve on our behalf any amendments or any supplements to the registration statement, any preliminary prospectus and the prospectus which you consider necessary or appropriate. The registration statement and related prospectus, as amended and supplemented from time to time, are hereinafter respectively referred to as the "Registration Statement" and "Prospectus." We agree, if you so request, to furnish a copy of any revised preliminary prospectus to each person to whom we have delivered a copy of any previous preliminary prospectus. We further represent that we have delivered all preliminary prospectuses and agree that we will deliver all final prospectuses required for compliance with the provisions of Rule l5c2-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    3. Authority of Managing Underwriters. We authorize you, as Managing Underwriter, (a) to execute and deliver on our behalf the Underwriting Agreement in the form annexed hereto as Exhibit A, with such changes therein as in your discretion may be necessary or advisable, including changes in those who are to be Underwriters and in the respective number of Registered Units to be purchased by them (but not any change in the number of Registered Units to be purchased by us except with our consent or as provided in the Underwriting Agreement), (b) to take such action as in your discretion may be necessary or advisable to carry out the Underwriting Agreement, this Agreement and the transactions for the accounts of the several Underwriters contemplated thereby and hereby, including, in your discretion, whether to purchase any or all of the Registered Units included within the Option Securities for the accounts of the several Underwriters, and (c) to take such action as in your discretion may be necessary or advisable to carry out the purchase, carrying, sale and distribution of the Registered Units. The parties on whose behalf you execute the Underwriting Agreement, including yourself as Managing Underwriters, are herein called the "Underwriters."

    4. Public Offering. We authorize you to supply the Company with the information to be included in the Registration Statement and Prospectus with respect to the terms of the offering, to determine the time of the initial public offering after the Registration Statement becomes effective, to vary the public offering price of the Registered Units and the concessions and discounts to dealers after the initial public offering, and to determine all matters relating to the advertisement of the Securities and communication with dealers or others.

    We authorize you, with respect to any Registered Units which we so agree to purchase, to reserve for sale and to sell for our account such number of our Registered Units as you shall determine, to securities dealers ("Dealers"), including any of the Underwriters. We authorize you to determine the form and manner of any communications or agreements with Dealers. If there shall be any such agreements with Dealers, you are authorized to act as manager thereunder, and we agree, in such event, to be governed by the terms and conditions of such agreements to the extent we act as a Dealer. The form of Selected Dealer Agreement attached hereto as Exhibit B is satisfactory to us. If there shall not be any written agreements with Dealers, we agree to be governed by the terms and conditions of such Selected Dealer Agreement to the extent we act as a Dealer.

    After the Registration Statement becomes effective, you will advise us of the number of our Registered Units not so reserved but retained by us for direct sale. Any of our Registered Units reserved but not sold may, from time to time, on our request and in your discretion, be released to us, and Registered Units so released will not thereafter be deemed to be reserved, except that any time prior to termination of the provisions of the last paragraph of this Section 4, we will on request advise you of the number of our retained unsold Registered Units and you may in your discretion add all or any number of such retained unsold Registered Units to those reserved by you for sale. Sales of reserved Registered Units to Dealers will be made at $ per Unit for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations.

    You may in your discretion sell to another Underwriter any of the Registered Units so reserved for our account if you determine that such sales are advisable for Blue Sky purposes. The transfer tax on any such sales shall be charged to the accounts of the several Underwriters in proportion to their respective underwriting obligations.

    You, and any of the Underwriters with your consent, may make purchases and sales of Registered Units from or to any other Underwriter at the public offering price less a concession equivalent to all or any part of the gross underwriting spread. You are authorized to purchase Registered Units for our account from Dealers at the public offering price less a concession not exceeding the concession to Dealers. We will offer to the public, in conformity with the terms of the offering set forth in the Prospectus, our Registered Units not reserved by you.

    5. Payment and Delivery. Payment for Registered Units retained by us for direct sale shall be made by us through the Depository Trust Company ("DTC"), payable in same-day funds to the order of National Securities Corporation at such time or times as you may designate, against delivery of such Registered Units to us through the facilities of the DTC. The above payment will be made by us at $___ per Unit; however you will promptly reimburse us the amount of $___ per Unit.

    If our funds are not received by you when required, you are authorized, in your individual capacities or as Managing Underwriter, but shall not be obligated, to make payment pursuant to the Underwriting Agreement for our account in accordance with the provisions of Section 6 hereof. Any such payment by you shall not relieve us from any of our obligations hereunder or under the Underwriting Agreement.

    We authorize you to hold and deliver to Dealers, against payment, our Registered Units reserved by you for offering to them. Upon receiving payment for Registered Units so sold for our account, you will remit to us as promptly as practicable the amount of $___ per Unit.

    As soon as practicable after termination of the provisions referred to in the first paragraph of Section 10 hereof, you shall deliver to us, against payment therefor unless such has already been made, any of our Registered Units reserved by you for sale but not sold, except that if the aggregate of all such reserved and unsold Registered Units of all Underwriters does not exceed __% of the total number of Registered Units, you are authorized in your discretion to sell such Registered Units for the accounts of the several Underwriters at such price or prices as you may determine.

    6. Authority to Borrow. In connection with the purchase or carrying for our account of any Registered Units purchased for our account under this Agreement or the Underwriting Agreement, we authorize you, in your discretion and individual capacity, to advance your own funds for our account, charging current interest rates as Managing Underwriters to arrange and make loans on our behalf and for our account, and to execute and deliver any notes or security as may be necessary or advisable in your discretion. Any lending bank is hereby authorized to rely upon your instructions in all matters relating to any such loan. We shall be paid or credited with the proceeds of any such advance or loan made for our account and shall be debited with any repayment.

    You may deliver to us from time to time, for carrying purposes only, any of our reserved Registered Units held by you for our account which have not been sold. We will redeliver to you on demand any Registered Units so delivered to us for carrying purposes.

    7. Stabilization. We ratify and confirm your stabilization transactions, if any, for the accounts of the several Underwriters prior to the date hereof, and we authorize you, in your discretion, to buy and sell Registered Units in the open market or otherwise, on a when-issued basis or otherwise, for either long or short account, at such prices and on such terms as you may determine, and to over-allot in arranging for sales. We authorize you in your discretion to cover any short position incurred for the accounts of the several Underwriters pursuant to this Section 7 by exercising the over-allotment option referred to in Section 2(b) of the Underwriting Agreement and by buying Registered Units, and, in lieu of delivering to the several Underwriters any of the Registered Units held for their respective accounts pursuant to Section 4 hereof, to sell such Registered Units for the accounts of each of the Underwriters, in each case at such prices and on such terms as you may determine. All such purchases, sales and over-allotments will be for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations, and at no time will our net commitment under the foregoing provisions of this paragraph, either for long or short account, exceed 15% of our original underwriting obligations. We will take up at cost on demand any of the Registered Units so purchased for our account and deliver on demand any of the Registered Units sold or over-allotted for our account. In the event of default by one or more Underwriters with respect to their obligations under this paragraph, each nondefaulting Underwriter shall assume its proportionate share of the obligations of such defaulting Underwriter without relieving such defaulting Underwriter of its liability hereunder. The existence of this provision is no assurance that the price of any of the aforesaid Registered Units will be stabilized or that stabilizing, if commenced, will not be discontinued at any time.

    We authorize you on our behalf to maintain the records required by Rule 17a-2 of the General Rules and Regulations under the Exchange Act and to file any reports required in connection with any transaction made by you pursuant to this Section 7, and we agree to furnish you with any information needed for such reports. You agree that if stabilization is undertaken you will notify the several Underwriters promptly upon the initiation and termination of such stabilization. We agree, if stabilization is undertaken, promptly, and in any event, within one business days following such stabilization, to transmit to you, the price, date and time at which such stabilizing purchase was effected. In addition, we agree to promptly notify you of the date and time when stabilizing was terminated.

    We agree to advise you, from time to time upon your request, of the number of Registered Units retained by or released to us and remaining unsold, and will, upon your request, release to you for the accounts of one or more of the several Underwriters such number of Registered Units as you may designate at such price, not less than the net price to Dealers nor more than the public offering price, as you may determine.

    If, pursuant to the provisions of this Section 7, you purchase or contract to purchase any Registered Units that were retained by or released to us for direct sale, we authorize you in your discretion either to require us to repurchase such Registered Units at a price equal to the total cost of such purchase, including commissions and transfer tax on redelivery, to sell for our account such Registered Units and debit or credit our account for the profit or loss resulting from such sale, or to charge our account with an amount equal to the concession to Dealers with respect thereto.

    Upon the termination of this Agreement, you are authorized in your discretion, in lieu of delivering to the several Underwriters any Registered Units then held for their respective accounts pursuant to this Section 7, to sell such Registered Units for the accounts of each of the Underwriters at such price or prices as you may determine.

    8. Open Market Transactions. We and you agree not to bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any of the Securities, including the Registered Units, for our own account or for the accounts of customers except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement or the Underwriting Agreement.

    9. Allocation of Expenses. We authorize you to charge our account with all transfer taxes on sales made by you for our account (except as otherwise provided herein) and our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you in finding and developing this public offering, and arising under the terms of this Agreement or the Underwriting Agreement, or in connection with the purchase, carrying, sale or distribution of the Registered Units. Your determination of the amount and allocation of such expenses shall be final and conclusive. In the event of the default of any Underwriter in carrying out its obligations hereunder, the expenses arising from such default may be proportionately charged by you against the other Underwriters not so defaulting without, however, relieving such defaulting Underwriter from its liability therefor.

    10.  Termination  and  Settlement.  The  provisions of the last paragraph of
Section 4 hereof, the first sentence and fourth paragraph of Section 7 hereof, and Section 8 hereof will terminate at the close of business 45 days after the date of the initial public offering unless extended by you by notice to us for a further period not exceeding an additional 45 days. Such provisions may be terminated at such earlier time as you determine in your discretion, by notice to us stating that such provisions are terminated.

    As promptly as practicable after termination of the provisions referred to in the first paragraph of this Section 10, our account will be settled and paid, provided that you reserve from distribution to the several Underwriters such amounts as you may deem advisable to cover possible additional expenses. You may at any time make partial distribution of credit balances or call on the several Underwriters to pay their respective debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest and may be commingled with your general funds. Notwithstanding termination of this Agreement or any settlement, we agree to pay (a) our proportionate share (based on our underwriting obligation) of all expenses and liabilities which may be incurred by or for the account of the Underwriters and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

    If the Underwriting Agreement shall be terminated or canceled, or if it shall be executed but shall not become effective, our obligations hereunder shall immediately cease and terminate except for the obligation to pay our proportionate share of all expenses and except for obligations, if any, incurred for our account under Section 7 hereof and our obligations under the second paragraph of this Section 10 and under Section 14 hereof.

    11. Default by Underwriters. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement will not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In case of such default with respect to the purchase of 10% or less of the Registered Units included within the Underwritten Securities, we will purchase additional Registered Units as set forth in Section 9 of the Underwriting Agreement. If such default exceeds 10% of the Registered Units included within the Underwritten Securities, you are authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include yourself or any nondefaulting Underwriter, of that defaulted portion in excess of 10%. If such arrangements are made, we will purchase Registered Units not exceeding our original commitments under Section 9 of the Underwriting Agreement, and the additional number of Registered Units to be purchased by the nondefaulting Underwriters and by such other persons, if any, shall be added to our original commitments and shall together be taken as the basis for determining the proportionate several obligations and benefits hereunder and under the Underwriting Agreement, but this shall in no way affect the liability of any defaulting Underwriter for damages resulting from such default. If there is any default as to the purchase of any portion of the Registered Units, you are authorized, but shall not be obligated, to purchase or to arrange for the purchase by the nondefaulting Underwriters of the defaulted portion.

    12. Position of the Managing Underwriters. Except as in this Agreement otherwise specifically provided, you shall have full authority to take such action as you deem necessary or advisable in respect of all matters pertaining to the Underwriting Agreement and this Agreement in connection with the purchase, carrying, sale and distribution of the Registered Units, but you shall be under no liability to us, except for your own lack of good faith, for obligations expressly assumed by you in this Agreement and for any liabilities imposed upon you by the Act. No obligations on your part shall be implied or inferred herefrom. Authority with respect to matters to be determined by you, or by you and the Company pursuant to the Underwriting Agreement, shall survive the termination of this Agreement.

    Nothing herein contained shall be construed as making us partners with you or with other Underwriters or shall be construed as making the several
Underwriters an association or other separate entity, and the rights and liabilities of ourselves and each of the other Underwriters (including you) are several and not joint.

     13. Underwriters' Warrants. We agree that the Underwriters' Warrants (as defined in the Underwriting Agreement) shall be allocated as follows: 100% to you as Managing Underwriters.

    14.  Indemnification.

    (a) Each Underwriter agrees to indemnify and hold harmless each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the extent and under the terms set forth in the Underwriting Agreement upon which each Underwriter agrees to indemnify the Company, and the Company's respective directors, officers and controlling persons. Such indemnity shall survive the termination of this Agreement and any investigation made by or on behalf of any Underwriter or any person so controlling an Underwriter.

    (b) We agree that you shall be under no liability in respect of any matters connected herewith or actions taken by you pursuant to this Agreement, except for obligations expressly assumed by you in this Agreement. If at any time any claim or claims shall be asserted against you, as Managing Underwriters, or otherwise involving the Underwriters generally, relating to any preliminary prospectus, the Prospectus, the Registration Statement, the public offering of the Securities, any state or other securities or Blue Sky law qualification matters, or any of the transactions contemplated by this Agreement, we authorize you to make such investigation, to retain such counsel and to take such other actions as you may deem necessary or desirable under the circumstances, including settlement of any such claim or claims if such course of action shall be recommended by counsel retained by you. We agree to pay you, upon request, our proportionate share (based on our underwriting obligation) of all expenses incurred by you (including, but not limited to, the disbursements and fees of counsel retained by you) in investigating and defending against such claim or claims, and our proportionate share (based on our underwriting obligation) of any liability incurred by you in respect of such claim or claims, whether such liability shall be the result of a judgment against you or the result of any such settlement. In determining amounts payable pursuant to this Section 14(b), any loss, claim, damage, liability or expense (i) incurred by any person controlling any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and (ii) for which such Underwriter actually receives indemnification pursuant to Section 14(a) above or contribution or indemnification pursuant to the Underwriting Agreement, shall reduce the amount payable pursuant to this Section 14(b) by the amount so incurred and received. If any Underwriter or Underwriters default in their obligations to make any payments under this Section 14(b), then, without relieving such defaulting Underwriter of its liability hereunder, each nondefaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments.

    15. Blue Sky Matters. You will not have any responsibility with respect to the right of any Underwriter or other person to sell any of the Registered Units in any jurisdiction, notwithstanding any information that we may furnish in that connection. We understand that you will file a New York Further State Notice, if required, and we authorize you to take such other action as may be necessary or advisable to qualify the Securities for offering and sale in any jurisdiction.

    16. Notices. Any notice from you to us will be deemed to have been duly given if mailed or sent by facsimile transmission to us at our address and facsimile number set forth below. Any notice to you shall be deemed to have been given if mailed or sent by facsimile transmission to National Securities Corporation, 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611, attention: Steven A. Rothstein, facsimile number (214) 987-2091. Mailed notices shall be sent by registered mail, return receipt requested. Notices shall be effective upon receipt.

    17.  Miscellaneous.

                  (a) We authorize you to file with any governmental agency any reports required to be filed by you in connection with the transactions contemplated by this Agreement or the Underwriting Agreement, and we will furnish any information in our possession needed for such reports.

                  (b) In connection with the transactions contemplated by this Agreement or the Underwriting Agreement, we will not advertise over our name until after the first public advertisement made by you and then only at our own expense and risk. We authorize you to exercise complete discretion with regard to the first public advertisement.

                  (c) We hereby confirm (i) that we have examined the Registration Statement and the Prospectus and are familiar with the proposed further amendment thereto or final Prospectus, (ii) that the information therein is correct and is not misleading insofar as it relates to us and (iii) that we are willing to accept the responsibilities under the Act of an Underwriter named in such Registration Statement. You are authorized, in your discretion, on our behalf, to approve of or to object to any further amendments or supplements to the Registration Statement or the Prospectus.

                  (d) We confirm that we are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and our commitment to purchase Registered Units pursuant to the Underwriting Agreement will not result in a violation of the financial responsibility requirements of Rule l5c3-1 under the Exchange Act, or of any similar provisions of any applicable rules of any securities exchange to which we are subject or of any restriction imposed upon us by any such exchange or any governmental authority or (ii) a foreign dealer not eligible for membership in the NASD who hereby agrees to make no sales within the United States, its territories or its possessions (except that we may participate in sales to Dealers and others under Section 4 hereof) or to persons who are citizens thereof or residents therein. In making sales of Registered Units, if we are such a member, we agree to comply with all applicable rules of the NASD, including, without limitation, the Interpretation of the Board of Governors of the NASD with Respect to Free-Riding and Withholding and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice, or, if we are such a foreign dealer, we agree to comply with such Interpretation and Sections 8, 24 and 36 of such Article as though we were such a member and Section 25 of such Article as that Section applies to a non-member foreign dealer.

                  (e) We confirm that the ratio of our aggregate indebtedness to our net capital is such that we may, in accordance with and pursuant to Rule l5c3-1 under the Exchange Act, obligate ourselves to purchase, and purchase, the number of Registered Units that we agree to purchase under the Underwriting Agreement.

                  (f) This Agreement will be governed by, and construed in accordance with, the laws of the State of Washington without reference to Washington' conflict of laws rules.

                  (g) This Agreement may be signed in any number of counterparts which taken together shall constitute one and the same instrument.

                                                     Very truly yours,

                                      NAME:

                                                     By:

                                    Address:



                                   Facsimile.:

                                      NAME:

                                                     By:

                                    Address:



                                 Facsimile No.:

                                      NAME:

                                                     By:

                                    Address:



                                 Facsimile No.:

                                      NAME:

                                                     By:

                                    Address:



                                 Facsimile No.:

Confirmed as of the date first written:

NATIONAL SECURITIES CORPORATION




By:
     Steven A. Rothstein

                                    EXHIBIT A

                                  Confirmation

NATIONAL SECURITIES CORPORATION 875 North Michigan Avenue, Suite 1560 Chicago, Illinois 60611 Facsimile Number (214) 987-2091

Dear Sirs:

         The undersigned hereby confirms its agreement to purchase Units of Westower Corporation, a Washington corporation (the "Registered Units"), each Registered Unit consisting of one share of Common Stock, $.01 par value, and one Redeemable Common Stock Purchase Warrants, each of which entitles the holder thereof to purchase one share of Common Stock at a price of $9.00. The purchase price shall be $7.50 per Registered Unit, less a selling concession of $0.375 per Registered Unit, subject to the terms and conditions of the foregoing
Selected Dealer Agreement, and the undersigned agrees to take up and pay for such Registered Units on the terms and conditions set forth in such Agreement. The undersigned hereby acknowledges receipt of the Preliminary Prospectus relating to the Securities (as defined in the Selected Dealer Agreement) and confirms that in agreeing to purchase the Registered Units it has relied on said Preliminary Prospectus and on no other statement whatsoever, written or oral. The undersigned represents that it has complied and will comply with the requirements of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, with respect to the offering of the Registered Units.

         The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and represents that in making sales of the Registered Units it will comply with the Rules of Fair Practice (including Sections 8, 24 and 36 of Article m) and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding; alternatively, the undersigned represents that it is a foreign dealer that is not eligible for membership in the NASD and agrees not to offer or sell the Registered Units in the United States, its territories or its possessions or to persons it has reason to believe are nationals thereof or residents therein, and further agrees that in making sales of the Registered Units outside the United States, it will comply with the requirements of the Rules of Fair Practice (including Sections 8, 24 and 36 of Article m, and
Section 25 of such Article as that Section applies to non-member foreign dealers) and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding.





                                                     By:
                                                              Name:
                                                              Title:
                                                               Address:



                                                              Facsimile
                                                              Number:

Dated:_________, 1997

                                   SCHEDULE I

                              WESTOWER CORPORATION

                              Unit Purchase Warrant

                    Certificate Evidencing Right to Purchase

                                  100,000 Units

This is to certify that National Securities Corporation., ("National") or assigns, is entitled to purchase at any time or from time to time after 9 A.M., Chicago, Illinois time, on____, 1996 and until 9 A.M., Chicago, Illinois time, on ________, 2002 up to the above referenced number of Units consisting of three shares of the Company's Common Stock (the "Shares") and two Common Stock Purchase Warrant (the "Warrants"), of Westower Corporation, a Washington corporation (the "Company"), for the consideration specified in Subsection 1(e) of the Warrant Agreement dated ________ 1997 between the Company and National (the "Warrant Agreement"), pursuant to which this Warrant is issued. All rights of the holder of this Warrant Certificate are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the office of the Company.

         The Units issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), and no distribution of the Shares or Warrants issuable upon exercise of this Warrant may be made until the effectiveness of a registration statement under the Act covering such Units. Transfer of this Warrant Certificate is restricted as provided in Subsection 3(a) of the Warrant Agreement.

         This Warrant has been issued to the registered owner in reliance upon written representations necessary to ensure that this Warrant was issued in accordance with an appropriate exemption from registration under any applicable state and federal securities laws, rules and regulations. This Warrant may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer or assignment will not be in violation of the Act, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

         Subject to the provisions of the Act and of such Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the offices of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate, together with the Assignment hereof duly endorsed. Until transfer of this Warrant Certificate on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         Any Units, Warrants or Common Stock which is acquired pursuant to the exercise of this Warrant shall be acquired in accordance with the Warrant Agreement and certificates representing all securities so acquired shall bear a restrictive legend reading substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE offered FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on this ___ day of ________ , 1997, in Chicago, Illinois, by its proper corporate officer's thereunto duly authorized.

Westower Corporation





By:                                                           Attest:

    Calvin J. Payne, President

                                  SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)



To: Westower Corporation

         The undersigned, the holder of the enclosed Warrant Certificate, hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, _________________ Units (as defined in the Warrant Agreement to which the form of this Subscription was attached) and herewith makes payment of $______________ therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.


Date:




         (Signature must conform
         in all respects to name
         of holder as specified on
         the face of the Warrant
         Certificate)




         (Address)








         Insert the number of shares called for on the face of the Warrant Certificate (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Units or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   ASSIGNMENT

                  (To be signed only upon transfer of Warrant)


For value received, the undersigned hereby sells, assigns and transfers unto _______________________________ the right represented by the enclosed Warrant Certificate to purchase ________ Units with full power of substitution in the premises.

         The undersigned represents and warrants that the transfer, in whole in or in part, of such right to purchase represented by the enclosed Warrant Certificate is permitted by the terms of the Warrant Agreement pursuant to which the enclosed Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of such Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.



Date:




         (Signature must conform
         in all respects to name of
         holder as specified on
         the face of the Warrant
         Certificate)



(Address)



Signed in the presence of: